Exhibit 10.40

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
ARTICLE I
PURPOSE AND EFFECTIVE DATE
Section 1.1    Purpose. The purpose of the Amended and Restated Knight-Swift Transportation Holdings Inc. (the “Company”) 2014 Omnibus Incentive Plan (the “Plan”) is to provide incentives to certain Employees, Directors, and Consultants of the Company in a manner designed to reinforce the Company’s performance goals; to link a significant portion of Participants’ compensation to the achievement of such goals; and to continue to attract, motivate, and retain key personnel on a competitive basis.
Section 1.2    Effective Date. The Plan was approved by the Company’s Board of Directors (the “Board”) on March 28, 2014, but shall be effective as of the date it is approved by the stockholders at the Company’s 2014 annual meeting (the “Effective Date”). If approved by the Company’s stockholders, the Plan shall supersede and replace the Swift Transportation Company 2007 Omnibus Incentive Plan (as previously amended and restated on December 15, 2010) (the “2007 Plan”); provided, however, that the terms of the 2007 Plan as in effect immediately prior to the Effective Date shall continue to govern all awards granted under the 2007 Plan until such awards have been exercised, forfeited, cancelled or have otherwise expired or terminated. In the event that the Company’s stockholders do not approve the Plan, the 2007 Plan will continue in full force and effect on its terms and conditions as in effect on March 28, 2014.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Section 2.1    Certain Defined Terms. As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:
(a)    “Award” means any stock option, Stock Appreciation Right, Stock Award, Restricted Stock Unit Award, Performance Unit, or Cash Incentive Award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.
(b)    “Award Notice” means the document (which may be in paper or electronic medium) establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion, provided the terms of such document are not inconsistent with or contradictory to this Plan.
(c)    “Board” means the Board of Directors of the Company.

4318120.2

Exhibit 10.40

(d)    “Cash Incentive Award” means an Award granted to a Participant pursuant to Article XIII (and which is not a Stock Award). A Cash Incentive Award grants the Participant the right to receive a cash payment if the Participant achieves the Performance Goals specified by the Committee during a Performance Period Specified by the Committee.
(e)    “CEO” means the Chief Executive Officer of the Company.
(f)    “Change in Control” means any one or more of the following events:
(i)    a change in control of the Company that is required to be reported (1) in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act (or any successor provisions or reports thereunder), (2) in response to Item 5.01 of Form 8-K (or any successor provisions or reports thereunder), or (3) in any other filing by the Company with the Securities and Exchange Commission;
(ii)    a transaction or series of transactions in which any “person” within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act, other than a Permitted Holder is or becomes the “beneficial owner” within the meaning of Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following events will not constitute a “Change in Control” for purposes of the Plan: (1) any acquisition by any person or entity if, immediately following such acquisition, more than 75% of the outstanding securities of the acquirer ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; (2) any acquisition directly from the Company; (3) any acquisition of voting securities by the Company, including any acquisition that, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such person to more than the percentage set forth above; (4) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; (5) any acquisition by any person pursuant to a transaction that complies with clauses (1), (2) and (3) of paragraph (iii) below; or (6) any transaction, acquisition, or other event that the Board (as constituted immediately prior to such person becoming such a beneficial owner) determines, in its sole discretion, does not constitute a “Change in Control” in such a situation;
(iii) consummation by the Company of a Business Combination (as defined below) unless, following such Business Combination, (1) more than 75% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors or managers of the entity resulting from such Business Combination (including without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by voting securities of the Company that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by voting securities into which such previously outstanding voting securities of the Company were converted pursuant to such Business Combination) and such ownership of voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s voting securities; (2) no person

Exhibit 10.40

(excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then- outstanding voting securities of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors or managers of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For purposes of this paragraph (iii), “Business Combination” means a reorganization, merger or consolidation of the Company with another person or sale or other disposition of all or substantially all of the assets of the Company to any person other than to a Subsidiary or a Permitted Holder or the acquisition of assets of another corporation; or
(iv) upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.
Notwithstanding the foregoing, except as otherwise provided in an Award Notice, a Change in Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless the Change in Control constitutes a “change in control event” as defined in Section 409A of the Code.
(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.
(h)    “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that at all times the Committee shall consist of two or more Directors, all of whom are: (i) “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3); and (iii) “independent directors” within the meaning of the NYSE Listing Standards or rules of any securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or the committee designated by the Board.
(i)    “Company” means Knight-Swift Transportation Holdings Inc. Company (f/k/a Swift Transportation Company), a Delaware corporation, and its Subsidiaries.
(j)    “Consultant” means any consultant, adviser, or independent contractor who provides services to the Company or a Subsidiary as an independent contractor and not as an Employee; provided, however, that a Consultant may become Participant in this Plan only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company's securities in a capital-raising transaction and do not promote or maintain a market for the Company's securities.
(k)    “Covered Employee” means an Employee who is or could be a “covered employee” within the meaning of Section 162(m) of the Code.

Exhibit 10.40

(l)    “Director or a Non-Employee Director” means a member of the Board who is not an Employee.
(m)    “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code unless a different definition is provided in the Award Notice.
(n)    “Effective Date” has the meaning ascribed to it in Section 1.2.
(o)    “Employee” means any person employed by the Company on a full or part-time basis.
(p)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations thereunder and any successor provisions and regulations thereto.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(r)    “Fair Market Value” means the closing sale price of one share of Stock as reported on the NYSE (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded) on the date such value is determined or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded.
(s)    “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.
(t)    “NYSE” means the New York Stock Exchange.
(u)    “Participant” means an Employee, Director, or Consultant to whom an
Award has been granted under the Plan.
(v)    “Performance Awards” means an Award granted pursuant to Article VII that is intended to satisfy the requirements of the “performance-based compensation” exception to the limitations imposed by Section 162(m) of the Code, on the tax deductibility of compensation paid to Covered Employees.
(w)    “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Participant for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) for a Performance Award shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following and, are limited to the following: revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents

Exhibit 10.40

per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). The Performance Criteria that will be used to establish Performance Goals with respect to any Award other than a Performance Award that is subject to Article VII will include the above listed Performance Criteria and such other criteria as may be set forth by the Committee in the applicable Award Notice. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to the results of a peer group, indices, or other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant. In addition, with respect to any Award other than a Performance Award that is subject to Article VII, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Each of the Performance Criteria may be expressed on an absolute and/or relative basis or as compared to results of one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.
(x)    “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine whether all, some portion but less than all, or none of the Award has been earned for the Performance Period. For this purpose, the Performance Formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid pursuant to the Award. The Performance Formula must preclude discretion to increase the amount of compensation payable that would otherwise be due upon the attainment of any Performance Goal.
(y)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant or an individual. The Performance Goals may be stated in terms of absolute levels and/or relative levels or as compared to results of one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof if any ) and/or the current or past performance of other companies.

Exhibit 10.40

(z)    “Permitted Holder” means (i) Jerry Moyes, Vickie Moyes and their respective estates, executors and conservators; (ii) any trust (including the trustee thereof) established for the benefit of Jerry Moyes, Vickie Moyes or any children (including adopted children) thereof; (iii) any such children upon transfer from Jerry Moyes or Vickie Moyes, or upon distribution from any such trust or from the estates of Jerry Moyes or Vickie Moyes, and (iv) any corporation, limited liability company or partnership the sole stockholders, members or partners of which are Permitted Holders.
(aa)    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of, an Award, including a Performance Award.
(bb)    “Performance Unit” means an award granted to a Participant pursuant to Article XII. A Performance Unit Award grants the Participant the right to receive Stock, a cash payment or a combination of Stock and cash, if the Participant achieves the Performance Goals specified by the Committee during a Performance Period specified by the Committee.
(cc)    “Plan” means this 2014 Omnibus Incentive Plan.
(dd)    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article XI. A Restricted Stock Unit Award grants the Participant the right to receive shares of Stock in the future. Stock will not be issued pursuant to a Restricted Stock Unit Award until the restrictions specified by the Committee lapse or if the Committee otherwise determines in its discretion that such Stock should not be issued.
(ee)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(ff)    “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Subsidiaries due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Subsidiaries to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Subsidiaries in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).
Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or a Subsidiary is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a termination of employment has occurred will be

Exhibit 10.40

determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.
In the case of a Director, Separation from Service means that such member has ceased to be a member of the Board. Whether a Consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).
(gg)    “Specified Employee” means a “specified employee” within the meaning of Section 409A of Code.
(hh)    “Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.
(ii)    “Stock Appreciation Right or SAR” means an Award granted to a Participant pursuant to Article IX. A SAR gives a Participant a right to receive, in cash or in shares Stock, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (ii) an exercise price established by the Committee.
(jj)    “Stock Award” means an Award granted to a Participant pursuant to Article X. A Stock Award grants the Participant the right to receive Stock, subject to restrictions specified by the Committee.
(kk)    “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 20 % or more, provided with respect to incentive stock options, Subsidiary means “subsidiary corporation” as defined in Section 424(f) of the Code, and provided, further, with respect to Awards that are subject to Section 409A of the Code, Subsidiary shall have the meaning ascribed to it in Treasury Regulation Section 1.409A-1(h)(3) (which generally requires 50% common ownership).
Section 2.2    Other Defined Terms. Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.
Section 2.3    Construction. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.
ARTICLE III
ELIGIBILITY
Section 3.1    In General.    All Employees, Directors, and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, from those Employees, Directors, and Consultants, the individuals (i.e., the Participants) to receive Awards.
ARTICLE IV
PLAN ADMINISTRATION

Exhibit 10.40

Section 4.1    Responsibility.    The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.
Section 4.2    Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:
(a)    determine eligibility for participation in the Plan;
(b)    select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions, and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, Performance Criteria, confidentiality, and non-competition;
(c)    interpret the Plan;
(d)    construe any ambiguous provision, correct any default, supply any omission and reconcile any inconsistency of the Plan;
(e)    issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper (including but not limited to extending the ability to exercise options that otherwise would have expired during any relevant blackout period);
(f)    make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;
(g)    to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;
(h)    promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, Disability, retirement, termination from the Company, or breach of agreement by the Participant, or in the event of a Change in Control of the Company;
(i)    accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company (including, but not limited to, situations where the Committee concludes that the amendment is appropriate despite the deduction limitations imposed by Section 162(m));
(j)    grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;
(k)    establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;
(l)    determine the terms and provisions of any agreements entered into hereunder;

Exhibit 10.40

(m)    take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and
(n)    make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.
The decisions of the Committee and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.
Section 4.3    Option and SAR Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or SARs unless such action is approved by the Company’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or SARs by amendment, cancellation or substitution or any other action that would be treated as a repricing under GAAP or the NYSE (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded).
Section 4.4    Section 162(m) of the Code. Throughout this Plan, certain references are made to Section 162(m) of the Code. With regard to Performance Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the Plan and applicable Award Notice shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code. If any provision of this Plan or an Award Notice for a Performance Award does not comply with or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, unless otherwise determined by the Committee.
Section 4.5    Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.
Section 4.6    Allocation and Delegation of Authority. Except to the extent prohibited by applicable law or the NYSE (or other securities exchange or quotation system on which the shares of Stock are then listed, quoted or traded) the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons to the extent such delegation is permitted by applicable law; provided, that any such allocation or delegation be in writing; and provided, further, that only the Committee, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or who are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.
Section 4.7    Limitation of Liability. No member of the Committee nor any person to whom the Committee delegates authority pursuant to Section 4.6 shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’

Exhibit 10.40

fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan unless, in either case, such action, omission or determination was taken or made by such Committee member or other person in bad faith and without reasonable belief that it was in the best interests of the Company.
ARTICLE V
FORM OF AWARDS
Section 5.1    In General.    Each Award shall be evidence by a written or electronic Award Notice and shall be subject to the terms, conditions, restrictions, and limitations of the Plan and such other terms and conditions prescribed by the Committee in the Award Notice. The terms of an Award Notice may vary depending on the type of Award and any combination of Awards may be granted at one time and on more than one occasion to the same Participant.
Section 5.2    Foreign Jurisdictions.
(a)    Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors, or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences between United States federal or state laws, rules and regulations and the local laws, policies or customs that are applicable to such Participants or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local laws, policies or customs that are applicable to such Participants and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment, or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (u) increase the numeric limitations contained in Section 6.1, 6.3 or any similar numeric limitation set forth in the Plan; (v) result in a repricing as described in Section 4.3, (w) extend the exercise period for a stock option or SAR beyond 10 years from the date of grant; (x) expand the types of Awards available for grant under the Plan; (y) expand the class of individuals eligible to participate in the Plan; or (z) cause the Plan to cease to satisfy any applicable legal requirement.
(b)    Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in United States currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in the Participant’s local currency, as opposed to United States dollars. In the event payments are made in the Participant’s local currency, the Committee may determine, in its

Exhibit 10.40

discretion and without liability to any Participant, the method and rate of converting the payment into such local currency.
ARTICLE VI
SHARES SUBJECT TO PLAN
Section 6.1    Available Shares.    The maximum aggregate number of shares of Stock which shall be reserved and available for the grant of Awards under the Plan is the number of shares of Stock that were authorized but unissued under the 2007 Plan as of the Effective Date, or 5,594,137 shares of Stock (the “Share Reserve”). The Share Reserve shall be subject to adjustment as provided in Section 6.2. Any shares of Stock related to Awards (including awards granted under the 2007 Plan prior to the Effective Date) that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of Stock shall be available again for grant under the Plan. Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered will be deemed delivered for purposes of determining the number of shares in the Share Reserve. Shares of Stock purchased on the open market with cash proceeds generated by the exercise of a stock option will not increase or replenish the Share Reserve. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.
Section 6.2    Adjustment Upon Certain Events. In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spinoff, combination, or transaction or exchange of Stock or other corporate exchange, or any distribution to stockholders of Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under Section 6.1, the maximum Award payable under Section 6.3 and any other similar numeric limit set forth in the Plan, the number of shares to be issued pursuant to outstanding Awards, the exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall a Performance Award be adjusted in a manner that would cause such Award to fail to qualify as “performance- based compensation” under Section 162(m) of the Code. Any adjustments made pursuant to this Section 6.2 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of “incentive stock options,” in a manner consistent with Section 424(a) of the Code.
Section 6.3    Maximum Award Payable in Shares.     Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares

Exhibit 10.40

of Stock payable (or granted, if applicable) (a) to any one Participant, other than a Director or Consultant, with respect to all Awards granted to such Participant during any one calendar year, is 800,000 shares of Stock or the equivalent cash value, and (b) to any one Participant, in the case of a Director or Consultant, with respect to all Awards granted to such Participant during any one calendar year, is 100,000 shares of Stock or the equivalent cash value.
ARTICLE VII
PERFORMANCE AWARDS
Section 7.1    Purpose. The purpose of this Article VII is to enable the Committee to qualify all or some of the Awards granted to Covered Employees pursuant to Articles X, XI, XII and XIII as “performance-based compensation” for purposes of Section 162(m) of the Code. If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Notice or otherwise that the Award is intended to be a Performance Award. This Article VII only applies to Performance Awards and if this Article VII applies, its provisions shall control over any contrary provision contained in the Plan or any Award Notice.
Section 7.2    Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), and whether the Performance Goal(s) is (are) to apply to the overall Company or to the performance of a division, business unit, plan or individual, any one or more subunits thereof and the Performance Formula used to determine the amount payable pursuant to the Award. Depending on the Performance Criteria used, to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or index or indices.
Section 7.3    Additional Requirements that Apply to Performance Awards.
(a)    Establishment of Performance Goals. A Performance Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals and the process by which they are established shall satisfy all of the requirements of Section 162(m) of the Code. By way of illustration, but not limitation, the following requirements must be satisfied: (i) the Performance Goals shall be based solely on the Performance Criteria specifically identified in Article II; (ii) the Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than 90 days after the commencement of the Performance Period for such Award; provided that (1) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals, and (2) in no event may the Committee establish the Performance Goals for any Performance Award after 25% of the Performance Period for such Award has elapsed; (iii) a Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met; and (iv) the amount of compensation payable to a Covered Employee if the Performance Goal is attained is based on an objective Performance Formula.

Exhibit 10.40

(b)    Performance Evaluation; Adjustment of Goals. At the time that a Performance Award is first issued, the Committee, in the Award Document or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate: (i) judgments entered or settlements reached in litigation or other regulatory proceedings; (ii) the write down or sale of assets; (iii) the impact of discontinued operations, any reorganization, liquidation, or restructuring; (iv) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (v) extraordinary, non- recurring, or other items that are not indicative of on-going operations; (vi) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (vii) foreign exchange gains and losses. The inclusion or exclusion of these items shall be addressed in the Award Notice in a manner that satisfies the requirements of Section 162(m) of the Code. In the Award Notice, the Committee also may include or exclude other items in the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(c)    Continued Employment. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible to receive payment for the Performance Award earned during such Performance Period.
(d)    Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned and payable for the period based upon the Performance Formula. Committee certification is not required for compensation that is attributable solely due to the increase in value of the Company’s Stock.
(e)    Negative Discretion. In determining the actual amount payable pursuant to a Performance Award for a Performance Period, the Committee may use its discretion to reduce (but not increase) or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period, if in its sole judgment, such reduction or elimination is appropriate.
(f)    Miscellaneous. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.
(g)    Timing of Award Payments. As a general rule, the Performance Awards granted for a particular Performance Period shall be paid to Participants promptly following the completion of the certifications required by Section 7.4(d) but in no event shall payment be made later than March 15th of the year following the year in which the Performance Award was earned.
(h)    Maximum Award Payable. In accordance with Section 6.3, but subject to adjustment as provided in Section 6.2: (i) the maximum Performance Award (other than a Cash Incentive Award)

Exhibit 10.40

payable to any one Covered Employee during any one calendar year is 800,000 or the equivalent cash value; and (ii) the maximum Performance Award that is a Cash Incentive Award payable to any one Covered Employee during any one calendar year is $5,000,000.
ARTICLE VIII
STOCK OPTIONS
Section 8.1    Grants.    Awards may be granted in the form of stock options. Stock options shall be awarded in such numbers and at such times as the Committee shall determine. These stock options may be “incentive stock options” within the meaning of Section 422 of the Code or non-qualified stock options or a combination thereof.
Section 8.2    Terms and Conditions of Stock Options. A stock option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Stock may be purchased upon exercise of a stock option shall be not less than 100% of the Fair Market Value of the Stock, on the date of grant. In addition, the term of a stock option may not exceed 10 years from the date of grant.
Section 8.3    Exercise. Upon exercise, the exercise price of a stock option may be paid in full (a) in cash, (b) by tendering, by either actual delivery of shares or by attestation, shares of previously acquired Stock, (c) by any net issuance arrangement (including any broker assisted “cashless” exercise arrangement), or (d) a combination of the foregoing, or (e) such other consideration as the Committee may deem appropriate. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of previously acquired Stock if, in the opinion of counsel to the Company there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.
Section 8.4    Restrictions Relating to Incentive Stock Options. The following additional rules shall apply to Options that are intended to be “incentive stock options” within the meaning of Section 422 of the Code: (a) incentive stock options shall be granted only to Employees; (b) the aggregate Fair Market Value of the Stock (determined at the time the Option was granted) with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by Section 422 of the Code (to the extent that incentive stock options are first exercisable in excess of such limitation, the excess shall be considered non-qualified stock options); (c) an incentive stock option may be granted to any individual who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant; (d) no incentive stock option may be made pursuant to the Plan after the tenth anniversary of the Effective Date, unless the Company’s stockholders vote to approve an extension of the Plan; (e) except in the case of Disability, during a Participant’s lifetime, an incentive stock option may be exercised only by the Participant; and (f) the maximum aggregate number of shares of Stock which shall be available for grant under the Plan as incentive stock options is the same numeric limit set forth in Section 6.1.

Exhibit 10.40

ARTICLE IX
STOCK APPRECIATION RIGHTS
Section 9.1    Grants. Awards may be granted in the form of SARs. SARs shall be awarded in such numbers and at such times as the Committee shall determine. A SAR entitles the Participant to receive, in cash or in shares of Stock, payment equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock on the date of exercise; over (ii) an exercise price established by the Committee. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR but in no event shall the exercise price be less than 100% of the Fair Market Value of the Stock, on the date of grant. A SAR may be granted in tandem with all or a portion of a related stock option (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either on the date of grant of the related stock option or at any time thereafter during the term of the stock option.
Section 9.2    Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR shall be the exercise price of the related stock option; provided, however, that at no time shall a Tandem SAR be issued if the exercise price of its related stock option is less than 100% of the Fair Market Value of the Stock on the date of grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than the expiration date of the related stock options.
Section 9.3    Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the date of grant. Moreover, all Freestanding SARs shall expire not later than 10 years from the date of grant.
Section 9.4    Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.
Section 9.5    Payment. Unless otherwise provided in an Award Notice, an exercised SAR may be paid in cash, Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion.
ARTICLE X
STOCK AWARDS
Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine. Stock Awards may

Exhibit 10.40

be granted subject to transfer, performance and other restrictions imposed by the Committee or, in the exercise of its discretion, the Committee may grant Stock Awards free of any vesting restrictions.
Section 10.2 Restrictions; Performance Restrictions. Stock awards may be subject to restrictions on transferability and other restrictions (including, continued employment or service) as may be prescribed by the Committee. For Stock Awards subject to performance restrictions, the Committee shall establish the Performance Criteria, the length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained. The Performance Criteria applicable to any Stock Award shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Stock Award granted to a Covered Employee that is designated as a Performance Award pursuant to Article VII shall be limited to the Performance Criteria listed in Article II. The Performance Criteria applicable to any other Stock Award shall include the Performance Criteria listed in Article II and such other factors as may be determined by the Committee.
Section 10.3 Rights as Stockholders. During the period in which any Stock Award is subject to restrictions, the Committee may, in its sole discretion, deny the Participant all or any of the rights of a stockholder with respect to such Stock, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.
Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.
ARTICLE XI
RESTRICTED STOCK UNIT AWARDS
Section 11.1    Grants. Awards may be granted in the form of Restricted Stock Units. Restricted Stock Units shall be awarded in such numbers and at such times as the Committee shall determine. A Restricted Stock Unit Award grants the Participant the right to receive shares of Stock in the future. Stock will not be issued pursuant to a Restricted Stock Unit Award until the restrictions specified by the Committee lapse.
Section 11.2 Restrictions; Performance Restrictions. Restricted Stock Units shall be subject to restrictions on transferability and other restrictions (including, continued employment or service) as may be prescribed by the Committee. For Restricted Stock Units subject to performance restrictions, the Committee shall establish the Performance Criteria, the length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained. The Performance Criteria applicable to any Restricted Stock Unit Award shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Restricted Stock Unit Award granted to a Covered Employee that is designated as a Performance Award pursuant to Article VII shall be limited to the Performance Criteria listed in Article II. The Performance Criteria applicable

Exhibit 10.40

to any other Restricted Stock Unit Award shall include the Performance Criteria listed in Article II and such other factors as may be determined by the Committee.
Section 11.3 Rights as Stockholders. Until the shares of Stock to be received upon the vesting of a Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such Stock.
Section 11.4 Payment. As a general rule, payment for any vested Restricted Stock Unit Award shall be paid in a single lump sum payment of Stock promptly following the date on which the Award vests but in no event shall payment be made later than March 15th of the year following the year in which the Restricted Stock Unit Award vests.
ARTICLE XII
PERFORMANCE UNITS
Section 12.1    Grants.    Awards may be granted in the form of Performance Units. Performance Units shall be awarded in such numbers and at such times as the Committee shall determine. A Performance Unit Award grants the Participant the right to receive Stock, a cash payment, or a combination of Stock and cash, if the Participant achieves the Performance Goals specified by the Committee during a Performance Period specified by the Committee
Section 12.2 Performance Criteria. Performance Units shall be subject to the attainment during a Performance Period of certain Performance Goals. The attainment of the Performance Goals for a Performance Period will determine the ultimate value of the Performance Unit Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be determined by the Committee. The Performance Criteria applicable to any Performance Unit shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Performance Unit granted to a Covered Employee that is designated as a Performance Award pursuant to Article VII shall be limited to the Performance Criteria listed in Article II. The Performance Criteria applicable to any other Performance Unit shall include the Performance Criteria listed in Article II and such other criteria or factors as may be determined by the Committee.
Section 12.3 Payment. As a general rule, payment for any vested Performance Unit Award shall be paid in a single lump sum payment of Stock, cash, or a combination of Stock and cash, promptly following the date on which the Award vests but in no event shall payment be made later than March 15th of the year following the year in which the Performance Unit Award was earned.
ARTICLE XIII
CASH INCENTIVE AWARDS
Section 13.1 Grants. Awards may be granted in the form of Cash Incentive Awards. Cash Incentive Awards shall be awarded in such amounts and at such times as the Committee shall determine. A Cash Incentive Award grants the Participant the right to receive a cash payment if the Participant achieves the Performance Goals specified by the Committee during a Performance Period specified by the Committee.

Exhibit 10.40

Section 13.2 Performance Criteria. Cash Incentive Awards shall be subject to the attainment during a Performance Period of certain Performance Goals. The attainment of the Performance Goals for a Performance Period will determine the ultimate value of the Cash Incentive Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be determined by the Committee. The Performance Criteria applicable to any Cash Incentive Award shall be based on the Performance Criteria selected by the Committee; provided, however, that the Performance Criteria applicable to any Cash Incentive Award granted to a Covered Employee that is designated as a Performance Award pursuant to Article VII shall be limited to the Performance Criteria listed in Article II. The Performance Criteria applicable to any other Cash Incentive Award shall include the Performance Criteria listed in Article II and such other criteria or factors as may be determined by the Committee.
Section 13.3 Maximum Cash Incentive Awards. The maximum Cash Incentive Award payable to any one Participant during any one calendar year is $5,000,000.
Section 13.4 Payment. As a general rule, the payment for any vested Cash Incentive Award shall be paid promptly following the date on which the Award vests but in no event shall payment be made later than March 15th of the year following the year in which the Cash Incentive Award was earned.
ARTICLE XIV
PAYMENT; WITHHOLDING
Section 14.1    Payment.    Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.
Section 14.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the minimum amount necessary to satisfy of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it the amount of such tax prior to and as a condition of the making of such payment. To the extent permitted by applicable tax, securities, and other laws, the Committee may allow a Participant to satisfy a tax withholding requirement by withholding from any payment of Stock due as a result of such Award, or by permitting the Participant to deliver to the Company previously acquired, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding obligation. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Company there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.

Exhibit 10.40

ARTICLE XV
DIVIDEND AND DIVIDEND EQUIVALENTS
In the Award Notice for any Award payable or granted in the form of Stock, the Committee may include as part of such Award the right to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be payable in accordance with the related Award Notice, which shall comply with the requirements of Section 409A or an exception thereto. With respect to any Award that vests based on the achievement of Performance Goals, in no event may a dividend or dividend equivalent vest or be paid prior to the vesting of the corresponding Award and shall only be paid to the Participant if and to the extent that the Performance Goals related to the corresponding Award are satisfied.
ARTICLE XVI
MISCELLANEOUS
Section 16.1    Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, or pledge (except by will or the laws of descent and distribution or pursuant to a domestic relations order in favor of a spouse that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award), nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Notice, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place. Notwithstanding the foregoing, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death or Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Notice applicable to the Participant, except to the extent the Plan and Award Notice otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

Exhibit 10.40

Section 16.2 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Stock evidencing Awards prior to (a) obtaining any required approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or quotation system on which the Stock may be listed, and (c) the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.
Section 16.3 No Right to Continued Employment, Service or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director, Consultant or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director, Consultant or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.
Section 16.4 Expiration Date; Amendment; Termination. The Plan shall terminate and expire on the tenth anniversary of the Effective Date and no Awards may be granted after the tenth anniversary of the Effective Date; provided, however, the Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, provided, however, that without stockholder approval no such amendment shall: (a) reduce the purchase price or exercise price of any outstanding Option or SAR or take any action that would result in a repricing as described in Section 4.3; (b) increase the numeric limits expressed in Sections 6.1, 6.3 or any similar numeric limit in the Plan; (c) grant Options or SARs with an exercise price that is below 100% of the Fair Market Value of one share of Stock on the date of grant; (d) extend the term of any Option or SAR beyond 10 years from the date of grant; (e) expand the types of Awards available for grant under the Plan; or (f) expand the class of individuals eligible to participate in the Plan. Except as other provided in the Plan, no amendment, modification or termination shall in any manner adversely affect any Award previously granted without the consent of the Participant. Such consent is not required if the change (a) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including, without limitation, the provisions of any stock exchange or quotation system on which the Stock may be listed and Sections 162(m) or 409A of the Code); (b) does not adversely affect in any material way the rights of the Participant; or (c) is made pursuant to an adjustment as provided in Section 6.2. The Committee shall not take any other action that would cause a Performance Award to fail to satisfy the requirements of Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitation imposed by Section 162(m) of the Code.
Section 16.5 Effect of Change in Control. If a Change in Control occurs, the Committee shall have the authority and discretion, but shall not have the obligation, to provide, in the Award Notice or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes incentive stock options to exceed the dollar limitation set forth in Section 8.4, the excess Options shall be deemed to be non-qualified stock options. In addition, upon, or in anticipation of, a Change in Control, the Committee may: (a) cause all outstanding Awards to be canceled and terminated as of a specified date and give each Participant the right to exercise such Awards during a

Exhibit 10.40

period determined by the Committee; or (b) cause all outstanding Awards to be canceled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change in Control transaction documents. With respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code, any actions taken by the Board pursuant to this Section 16.5 shall be done in compliance with Section 409A of the Code. Nothing in this Section 16.5 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 16.5 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Section 16.5
Section 16.6 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.
Section 16.7 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.
Section 16.8 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
Section 16.9 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reincorporation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Section 16.10 Code Section 409A. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Unit Awards, and Cash Incentive Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Notice and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Notice shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements

Exhibit 10.40

of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six month period). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six month period. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.
Section 16.11 Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options, warrants, or other rights to acquire shares of Common Stock.
Section 16.12 Unfunded Plan. This Plan is intended to be an unfunded plan for incentive compensation. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards made hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Notice, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
Section 16.13 Recovery of Payments. In an Award Notice, the Compensation Committee may include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the award notice, including, but not limited to the final rules issued by the SEC and the NYSE pursuant to Section 954 of the Dodd-Frank Act. All Awards are subject to mandatory repayment if the Participant becomes subject to any clawback or recoupment provision under applicable law or Company policy, if such Company policy is adopted.